EXHIBIT 99.1

Investor Presentation NYSE American: PED | March 2026

Forward-Looking Statement This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as "expect”, "will", "anticipate," "indicate," "estimate," "believes," "plans" and other similar expressions. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statement include: the preliminary nature of well data, commercial viability of wells; risks and uncertainties associated with exploration, development and production of oil and gas; drilling and production risks; limited and potentially inadequate cash resources; matters affecting the oil and gas industry generally; lack of oil and gas field goods and services; environmental risks; changes in laws or regulations affecting our operations; the future price of oil and natural gas; any delay or inability to obtain necessary approvals or consents from third parties; our ability to maintain our listing on the NYSE American; the effect of global pandemics, political conditions, and military actions on our operations, liquidity and financing conditions; our ability to integrate the assets, operations, and personnel acquired in connection with our recent merger (the “Merger”) with certain portfolio companies controlled by Juniper Capital Advisors, L.P. (“Juniper”) into our business following the closing of the Merger; our ability to service the debt assumed in the Merger; the expected benefits of the Merger; potential lawsuits regarding the Merger; uncertainty as to the long-term value of our common stock following the closing of the Merger; as well as other risks described in PEDEVCO Corp.’s public filings with the U.S. Securities and Exchange Commission (the “SEC”). We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. Definition of Technical Terms: Certain technical terms used in this presentation associated with descriptions of the potential for oil and gas properties are not consistent with “Proved Reserves” as defined by the SEC. Past performance information given in this document is given for illustrative purposes only and should not be relied upon as (and is not) an indication of future performance. In this document, we may rely on and refer to information regarding our properties which we obtained from market research reports, third parties and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it. Some data is also based on our good faith estimates. Note to Investors: This presentation may contain information about adjacent properties on which we have no right to explore or develop. Investors are cautioned that petroleum deposits on adjacent properties are not necessarily indicative of such deposits on our properties. This document is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. Non-GAAP Disclaimer This presentation discusses EBITDA, net leverage, and net debt (the “Non-GAAP Financial Measures”) which are presented as supplemental measures of the Company's performance. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Adjusted EBITDA is defined as EBITDA before share-based compensation expense, impairment of oil and gas properties, gain on sale of oil and gas properties, gain on sale of fixed assets, and note receivable – credit loss; net debt is defined as cash plus amounts available under the Company’s reserved based lending facility; and net leverage is defined as net debt divided by net twelve months projected EBITDA. The Non-GAAP Financial Measures are presented because we believe they provide additional useful information to investors due to the various non-cash items during the period. The Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use the Non-GAAP Financial Measures as supplements to GAAP measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-GAAP Financial Measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: the Non-GAAP Financial Measures do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures do not reflect changes in, or cash requirements for, working capital needs; and the Non-GAAP Financial Measures do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate the Non-GAAP Financial Measures differently than PEDEVCO Corp. does, limiting its usefulness as a comparative measure. You should not consider the Non-GAAP Financial Measures in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. In addition, references to the “last twelve months,” “trailing twelve-month basis,” and “annualized EBITDA” in this presentation refer to the twelve months ended June 30, 2025. Additional Disclosures Certain information contained on this presentation relating to other companies has been obtained or derived from publicly available sources, including public filings, press releases, investor presentations, and other disclosures made by such companies. This information has not been independently verified by the Company and no representation or warranty, express or implied, is made as to its accuracy, completeness, or fairness. The Company assumes no obligation to update or correct any such information. Such information should not be relied upon as having been authorized or verified by the companies to which it relates. References to such companies are included solely for informational and comparative purposes and do not constitute an endorsement of, or affiliation with, any such company. Disclaimers

PEDEVCO Investment Highlights



Transformational Scale	Merger created **~6,500+** Boe/d producer with **32** MMBoe proved reserves across **>310K+** net acres
High-Quality Assets	Rockies focused DJ Basin + Powder River Basin with additional production and acreage in the Permian basin, and **~88%** liquids and multi-decade inventory
Strong Balance Sheet	Simple capital structure consisting of public equity and traditional RBL bank debt Prioritizing debt reduction and maintaining conservative leverage
Significant Cost Reduction Runway	**~$3-4MM** G&A synergies realized; targeting **~$8-10MM** annualized LOE savings (full run-rate expected mid-2027), driving meaningful operating margin expansion
Rockies Consolidation Platform	Scaled Rockies footprint with strong insider alignment and management positioned to pursue accretive bolt-on acquisitions

PEDEVCO 3

>10 years inventory runway ~13.3MM Shares Outstanding (post-split) ~88% Liquids Commodity Mix ~6,400-6,500 Boe/d Net Production: Merger time production ~7,700 Boe/d 2025 Exit Rate ~$84MM Net Debt (YE 2025) ~1.3x Net Debt/EBITDA 32.1 MMBoe Proved Reserves $357.7MM PV-10 ~$26.90 PV-10/Share ~$60MM - $70MM Proforma 2026 EBITDA >310K Net Acres 4 PED At-a-Glance

Premier Rockies Asset Base with Permian Optionality

DJ Basin (WY + Northern CO)



PED DJ Acreage
Juniper DJ Acreage
DJ Offset Operators
WY
CO
NE

- **~100K** net acres
- **~6,000+** Boe/d net, includes flush production from recent development
- Niobrara/Codell targets
- Operated + non-operated mix

Powder River Basin (WY)



Juniper PRB Acreage
PRB Offset Operators
WY

- **~204K** net acres
- **~880** Boe/d net
- Earlier-stage development with significant resource potential

Permian Basin (NM)



PED Permian Acreage
Locations
NM
Chaves
Roosevelt

- **~14K** net acres
- Gross **~1,200** Boe/d (~600-800 net)
- San Andres horizontal development (JV with Evolution Petroleum)

88% Liquids mix provides strong realized pricing vs. gas-weighted peers

3 Three-basin diversification reduces single-asset concentration risk

PEDEVCO 5

$357.7MM Total Proved Reserves 32.12 MMBoe PV-10 Reserves & Valuation Summary

Deep inventory targeting multiple benches with breakeven sub $50/bbl Multi year runway to develop organic growth Commodity diversification across the multiple basins in the Rockies allows for optimal capital allocation based on prevailing market conditions Total Identified Inventory Inventory Depth & Well Economics >1,100 Gross Locations Gas Price at $3.50/MScf

Wells brought online in Q4 2025 / Q1 2026 – immediate production impact New equity capital committed at closing, including $18.55MM from Juniper — skin in the game New RBL facility ($120MM borrowing base) replaces $20MM facility Boe/d Oil & Gas Production Pre-Merger (Oct-25) Post-Merger (FY 2026 Forecast) +5x Pre-Merger (Oct-25) Post-Merger (FY 2026 Forecast) +78% Proved Reserves MMBoe The Juniper Merger – Transformational Value Creation

Revenue LOE/Boe(1) Combined ~$12-13/Boe Legacy PED $10.36 Pre-merger (FY 2024) Pro forma Adjusted EBITDA $60MM - $70MM FY 2026 Forecast Based on avg oil price of $65/bbl & avg gas price of $3.50/Mscf ~$84MM Net Debt(2) ~1.3x Net Debt/Pro Forma EBITDA (2) Enterprise Value/EBITDA 3x – 4x March 2026 Estimate Per-share reserves ~2.4 Cash G&A/Boe Combined ~$4.00/Boe Legacy PED ~$7.50/Boe Boe/share Note: Excludes GP&T and production taxes Estimates as of December 31, 2025 Based on Market Cap as of March 19, 2026, and Net Debt as of December 31, 2025 ~$316MM Enterprise Value (3) Pro Forma Financial Summary

Cost Optimization & Synergy Realization[1]

G&A Synergies	LOE Optimization	Timeline	Impact
~$11-12MM Combined standalone	~$800M-$1MM Target savings per month	G&A Synergies underway	~$3.50 G&A/BOE reduction
~$8-9MM Targeted run rate	Savings through • Pump Conversions – lift optimization • Cleanouts • Workovers • Facility upgrades/optimization • Vendor consolidation	LOE Optimization projects underway	$10MM - $12MM Annualized LOE reduction
25-30% Reduction		Substantially complete by **Q3 2026**	$12MM - $15MM Annualized EBITDA uplift

(1) Safe-harbor Note: aspirational framing; estimated synergies with no assurance they will be realized or achieved

PEDEVCO 10

2025 development program is being realized in 2026 31 of 32 wells in progress at merger close are now online, development program exceeding expectations Q1 2026 expected to be peak production quarter for 2026 (flush production from new wells) Non-operated DJ Basin activity with major operators Company is evaluating operated development options for 2H 2026, with an attractive set of opportunities given current market conditions and improved cash flow from higher oil prices Recent Well Results & Operational Highlights

Rockies Asset Map Rocky Mountain basins remain highly fragmented with numerous small private operators PED operational scale, RBL capacity, and public currency create competitive M&A advantage Juniper deal-sourcing capabilities provide proprietary deal flow in the Rockies Focus: bolt-on acquisitions that are immediately accretive to cash flow and leverage-neutral Rockies Consolidation Opportunity(1) Safe-harbor Note: aspirational framing; no assurance acquisitions will be completed or accretive

Near-Term Catalysts for Value Realization REVERSE STOCK SPLIT Cleaner per-share metrics, broader institutional eligibility EARNINGS RELEASE First full combined earnings release following the close of the Juniper Merger DEVELOPMENT PROGRAM 2025 development program is being realized in 2026 MERGER SYNERGIES G&A and LOE savings flowing through H1 2026 HEDGE BOOK DEPLOYMENT Recent oil price increase helping to increase hedge book INSTITUTIONAL ADOPTION Analyst coverage expansion 1Q26 2Q26 – 4Q26

Investment Summary — Why PED

Scale	**~6,500+** Boe/d, **32** MMBoe proved reserves, **$358MM** PV-10
Quality	**88%** liquids, **DJ Basin** + **PRB** + **Permian**, multi-decade inventory
Discipline	Debt paydown first, LOE optimization underway, conservative CapEx
Alignment	**85%+** insider ownership; management economics = shareholder economics
Optionality	**Rockies** consolidation platform with public currency and RBL capacity

PEDEVCO 14

Appendix

Aligned Management Team with Strong Industry Track Record

J. Douglas Schick PEDEVCO President & CEO, Director Josh Schmidt Chairman Juniper Director Board of Directors Current six-member Board of Directors: PEDEVCO President & CEO, two Juniper Directors, three independent Directors Each board member has 20+ years of O&G experience, and all members have prior experience on O&G company boards Substantial BOD equity ownership creates strong shareholder alignment for value creation while maintaining healthy balance sheet Overview